UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15420 Laguna Canyon Rd., Suite 100 Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Global Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.03	Material Modification to Rights of Security Holders.

On January 23, 2024, Mobix Labs, Inc. (the “Company”) (f/k/a Chavant Capital Acquisition Corp.) issued a notice (the “Warrant Adjustment Notice”) to holders of its warrants (the “Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A common stock”), notifying holders of the following adjustments (the “Warrant Adjustments”), effective after the close of trading on January 4, 2024:

• the adjustment to the warrant price of the Warrants from $11.50 per share to $5.79 per shares of Class A common stock (representing 115% of the Newly Issued Price (as defined below) which is greater than the Market Value (as defined below)); and

• the adjustment of the $18.00 per share redemption trigger price described in Section 6.1 of the Warrant Agreement (as defined below) to $9.06 per share of Class A common stock (representing 180% of the Newly Issued Price (as defined below) which is greater than the Market Value (as defined below)).

The Warrant Adjustments were required pursuant to Sections 4.3.2 and 4.5 of the Warrant Agreement, dated July 19, 2021, by and among the Company and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), as warrant agent, as amended by that certain Amendment to Warrant Agreement, dated as of December 21, 2023, by and among the Company and the Warrant Agent (as amended, the “Warrant Agreement”) as a result of (i) the Company issuing shares of its Class A common stock and securities exchangeable for shares of Class A common stock at an effective issue price of $5.03 per share (the “Newly Issued Price”) for capital raising purposes in connection with the closing of its business combination, (ii) the aggregate gross proceeds from such issuances representing more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the completion of the Business Combination (net of redemptions) and (iii) the volume-weighted average trading price of the Class A common stock during the ten (10) trading day period starting on the trading day prior to the day on which the Company consummated the Business Combination (such price, the “Market Value”) being below $9.20 per share. The Market Value was determined to be $4.93 per share.

A copy of the Warrant Adjustment Notice is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 22, 2024, the Company and Dr. Jiong Ma entered into a Resignation and Release Agreement (the “Resignation and Release Agreement”), pursuant to which Dr. Ma resigned from the Company’s Board of Directors (the “Board”) as a director, effective January 22, 2024. Pursuant to the Resignation and Release Agreement, subject to certain exceptions, the Company and Dr. Jiong Ma have also agreed, on behalf of themselves and their respective related parties, to a release of any claims.

(c)

On January 22, 2024, the Board appointed Mr. Michael Long as a Class III director of the Board effective immediately for a term expiring at the 2026 Annual Meeting of Stockholders.

Upon joining the Board, Mr. Long will participate in the standard non-employee director compensation arrangements described under the heading “Director Compensation” in the Company’s Proxy Statement/Prospectus filed with the Securities and Exchange Commission on November 15, 2023.

From May 2009 until May 2022, Michael J. Long, age 65, was the former chairman, president and chief executive officer (CEO) of Arrow Electronics, Inc. (“Arrow”). Prior to being named CEO in May 2009, Mr. Long served as president and chief operating officer (COO) of Arrow, with responsibility for all of the company’s operations and business units. Before that, Mr. Long served as senior vice president of Arrow and president of the company’s Global Components business with responsibility for overseeing Arrow’s semiconductor, passive, electromechanical and connector products and services businesses worldwide.

 Mr. Long had been employed by Arrow since 1991 when Arrow merged with Schweber Electronics, a company where he held various leadership roles from 1983 to 1990. In 1994, Mr. Long was president, Capstone Electronics, an Arrow company, and from 1995 to 1999, he was president of Gates/Arrow Distributing. From 1998 to 2005, Mr. Long was president and COO of Arrow North American Computer Products (now Arrow Enterprise Computing Solutions). Mr. Long also served as president of North America and Asia/Pacific components.

Mr. Long holds a bachelor’s degree in business administration from the University of Wisconsin and attended the Milwaukee School of Engineering. He is active in the Young Presidents’ Organization, a global peer networking group. Mr. Long served on the board of directors of AmerisourceBergen from May 2006 until March 2023 and currently serves on the boards of the following nonprofit organizations: UC Health and the National Western Stock Show.

The Board has determined that Mr. Long qualifiesas an independent director under the listing standards of The Nasdaq Stock Market. Upon joining the Board, Mr. Long is not currently expected to serve on any committees of the Board. There are no arrangements or understandings between Mr. Long and any other persons with respect to his appointment as a director.

On December 19, 2023, the Company entered into a subscription agreement (the “Subscription Agreement”) with Mr. Long, pursuant to which Mr. Long agreed to purchase, in a private placement that closed substantially concurrently with the closing of the Business Combination, 300,000 shares of Class A common stock at a price of $10.00 per share for an aggregate purchase price of $3,000,000, on the terms and subject to the conditions set forth in the Subscription Agreement. The Company has agreed to register for resale the shares received by Mr. Long pursuant to the Subscription Agreement and upon exercise of the PIPE Warrant (defined below) (the “Resale Registration Statement”). If the volume weighted average price per share of the Class A common stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the effective date of the Resale Registration Statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share, Mr. Long will be entitled to receive a number of additional shares of Class A common stock equal to the product of (x) the portion of the 300,000 shares of Class A common stock issued to Mr. Long pursuant to the Subscription Agreement that are held by him through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00.

In connection with the execution of the Subscription Agreement, Mobix Labs Operations issued to Mr. Long a warrant to purchase 100,000 shares of common stock of Mobix Labs Operations at an exercise price of $0.01 per share (the “PIPE Warrant”). The PIPE Warrant remains outstanding and is exercisable for the same number of shares of Class A common stock. Exercise of the PIPE Warrant is subject to approval by the Company’s stockholders, which stockholder approval is expected to be sought in 2024.

Except as described herein, neither Mr. Long nor any immediate family member of Mr. Long has been a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Subscription Agreement and the PIPE Warrant do not purport to be complete and are qualified in their entirety by the terms and conditions of the Subscription Agreement and the PIPE Warrant, which is filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Subscription Agreement, dated December 19, 2023, by and among the Company and Mr. Michael Long.

10.2	PIPE Warrant, dated December 19, 2023, by and among the Company and Mr. Michael Long.

99.1	Warrant Adjustment Notice, dated January 23, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

	By:	/s/ Keyvan Samini
	Name:	Keyvan Samini
	Title:	President and Chief Financial Officer

Date: January 23, 2024